    As filed with the Securities and Exchange Commission on December 6, 1999

                                            Registration No. 333- ______________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          TENNESSEE                                          62-0803242
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      FIRST TENNESSEE NATIONAL CORPORATION
                         2000 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                              HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With Copy to:

                             CLYDE A. BILLINGS, JR.
                         SENIOR VICE PRESIDENT & COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                                MEMPHIS, TN 38103
                                 (901) 523-5679

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
Title of Securities to    Amount to be Registered  Proposed Maximum             Proposed Maximum       Amount of Registration
be Registered                                      Offering Price per Share(1)  Aggregate Offering     Fee (1)
                                                                                Price(1)
-----------------------------------------------------------------------------------------------------------------------------
 Common Stock and              1,500,000                $31.19                      $46,785,000             $12,351
 Associated Rights
=============================================================================================================================

(1) Calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the New York Stock Exchange for Registrant's stock on November 29, 1999.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by First Tennessee National Corporation ("FTNC" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and Amendment No.1 thereto on Form 10-K/A, filed June 29, 1999.

         (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         (c) The description of Registrant's common stock contained in Registrant's registration statement on Form 8-A, filed July 26, 1999, and any amendment or report filed for the purpose of updating such description.

         (d) The description of Registrant's shareholder protection rights contained in Registrant's registration statement on Form 8-A, filed October 23, 1998, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities

         This item is not applicable.

Item 5.           Interests of Named Experts and Counsel

         The validity of original issue shares of $0.625 par value common stock of Registrant to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Senior Vice President and Counsel of FTNC. Mr. Billings beneficially owns shares of FTNC common stock and holds options to purchase such shares in an amount deemed substantial by securities regulations. On November 1, 1999, the number of shares, including options, beneficially owned by Mr. Billings was approximately 49,100 shares.

Item 6.           Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. Also FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute as Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article Six of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 7.           Exemption from Registration Claimed

         This item is not applicable.

Item 8.           Exhibits

         4(a) Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended and restated, attached as Exhibit 3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

         4(c) Shareholder Protection Rights Agreement, dated as of October 20, 1998, between FTNC and First Tennessee Bank National Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement on Form 8-A, filed October 23, 1998 and incorporated herein by reference.

         5        Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)    Consent of Arthur Andersen LLP.

         23(b) Consent of Clyde A. Billings, Jr. (included in Exhibit 5 above).

         24       Powers of Attorney.

Item 9.           Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on December 6, 1999.

                     FIRST TENNESSEE NATIONAL CORPORATION

                     By: Elbert L. Thomas, Jr.
                         -------------------------------------------------------
                            Elbert L. Thomas, Jr.
                            Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                               Date
---------                                   -----                               ----
Ralph Horn*                        Chairman of the Board, President             December 6, 1999
-----------------------------      and Chief Executive Officer
Ralph Horn                         (principal executive officer)
                                   and a Director

Elbert L. Thomas, Jr.*             Executive Vice President                     December 6, 1999
--------------------------         and Chief Financial Officer
Elbert L. Thomas, Jr.              (principal financial officer)

James F. Keen*                     Senior Vice President and                    December 6, 1999
-----------------------------      Corporate  Controller (principal
James F. Keen                      accounting officer)

Robert C. Blattberg*               Director                                     December 6, 1999
-----------------------------
Robert C. Blattberg

Carlos H. Cantu*                   Director                                     December 6, 1999
-----------------------------
Carlos H. Cantu

George E. Cates*                   Director                                     December 6, 1999
-----------------------------
George E. Cates

J. Kenneth Glass*                  Director                                     December 6, 1999
-----------------------------
J. Kenneth Glass

James A. Haslam, III*              Director                                     December 6, 1999
-----------------------------
James A. Haslam, III

John C. Kelley, Jr.*               Director                                     December 6, 1999
-----------------------------
John C. Kelley, Jr.

                                   Director                                     December  , 1999
-----------------------------
R. Brad Martin


Joseph Orgill, III*                Director                                     December 6, 1999
-----------------------------
Joseph Orgill, III


Vicki R. Palmer*                   Director                                     December 6, 1999
-----------------------------
Vicki R. Palmer


Michael D. Rose*                   Director                                     December 6, 1999
-----------------------------
Michael D. Rose

William B. Sansom*                 Director                                     December 6, 1999
-----------------------------
William B. Sansom



By: Clyde A.  Billings, Jr.                                                     December 6, 1999
    -------------------------
    Clyde A. Billings, Jr.
    *As Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit Table No.
-----------------
         4(a)     Restated Charter of FTNC, as amended attached as Exhibit 3(i)
                  to FTNC's Annual Report on Form 10-K for the year ended
                  December 31, 1997 and incorporated herein by reference.

         4(b)     Bylaws of FTNC, as amended and restated, attached as Exhibit
                  3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

         4(c)     Shareholder Protection Rights Agreement, dated as of October
                  20, 1998, between FTNC and First Tennessee Bank National
                  Association as Rights Agent, attached as Exhibit 1 to FTNC's
                  Registration Statement on Form 8-A, filed October 23, 1998 and incorporated herein by reference.

         5        Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)    Consent of Arthur Andersen LLP.

         23(b)    Consent of Clyde A. Billings, Jr. (included in opinion filed as
                  Exhibit 5).

         24       Powers of Attorney.
